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                                                                   EXHIBIT 10.23

                          APACHE MEDICAL SYSTEMS, INC.
             FORM OF NONQUALIFIED DIRECTOR STOCK OPTION AGREEMENT


                 THIS NONQUALIFIED DIRECTOR STOCK OPTION AGREEMENT, dated as of ______________, is by and between APACHE Medical Systems, Inc., a Delaware corporation (the "Company"), and __________________, a director of the Company (the "Optionee").

                              W I T N E S S E T H:

                 That the parties hereto have agreed and do hereby agree as follows:

                 1. Grant of Option. The Company hereby grants to the Optionee the option (the "Option") to purchase ________ shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), at an exercise price of _______ per Share, subject to the terms and conditions hereinafter set forth. The Option is not granted pursuant to the Company's Employee Stock Option Plan or the Company's Non-Employee Director Stock Option Plan and is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                 2. Right to Exercise; Expiration. The Option shall be exercisable in whole or in part as to 100% of the Shares purchasable hereunder on ____________, and may be exercised from time to time thereafter as provided herein. Notwithstanding any other provision hereof, the Option shall not be exercisable following the ________ anniversary of the date of this Agreement. The Option shall also expire upon such earlier dates as may be provided in Sections 4, 5 and 7 hereof.





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                 3.       Nontransferability of Option.  The Option is not
transferable by the Optionee, except by will or the laws of descent and distribution. The Option is exercisable, during the lifetime of the Optionee, only by the Optionee or the Optionee's guardian or legal representative. Following the death of the Optionee, the Option may be exercised, to the extent permitted by Section 5, by the executor or administrator of the estate of the Optionee or by the person or persons to whom rights under the Option have passed by the Optionee's will or the laws of descent and distribution.

                 4. Exercise Following Retirement. If the Optionee retires from the Board, the Option shall terminate 12 months following the date of retirement, provided that in no event shall the Option be exercisable following the ________ anniversary of the date of this Agreement. For purposes of this Agreement, retirement from the Board shall mean (a) retirement from the Board upon reaching the age set by the Board for the retirement of directors,
(b) failure to stand for election, or to be renominated for election, to the Board, (c) resignation from the Board, with or without the Board's consent, or
(d) disability. As used herein, "disability" means the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months.

                 5. Exercise Following Death. If the Optionee dies during the period during which the Optionee is entitled to exercise the Option, including the period referred to in Section 4, the outstanding portion of the Option shall become fully exercisable and shall remain exercisable until 12 months after the date of the Optionee's death, provided





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that in no event shall the Option be exercisable following the ________
anniversary of the date of this Agreement.

                 6. Adjustment Upon Reorganization or Changes in Capitalization. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of Shares, merger, sale of assets or similar event, the Board shall adjust equitably (a) the number and class of Shares or other securities that are reserved for issuance under the Option, and (b) the appropriate Fair Market Value and other price determinations applicable to the Option. The Board shall make all determinations under this Section 6, and all such determinations shall be conclusive and binding. As used herein, "Fair Market Value" means the amount determined by the Board from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Shares are traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in The Wall Street Journal or a similar publication selected by the Board.

                 7. Change in Control. Except as otherwise determined by the Board in its sole discretion, in the event of a Change in Control prior to ___________, the Shares purchasable under the Option shall fully vest in the Optionee. As used herein, "Change in Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the





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"Exchange Act") or any comparable successor provisions, of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

                 8. Manner of Exercise. Subject to the terms and conditions hereof, the Option may be exercised by delivering to the Company at its principal offices a written notice, signed by the person entitled to exercise the Option, of the election to exercise the Option and stating the number of Shares to be purchased. Such notice shall, as an essential part thereof, be accompanied by the payment of the full exercise price of the Shares then to be purchased. Upon payment within the time period specified by the Company of the amount, if any, required to be withheld for Federal, state and local tax purposes on account of the exercise of the Option (provided that the Optionee may at the time of exercise authorize the Company to withhold from the Optionee's next retainer or other payment, if any, all or part of the amount, if any, required to be withheld by the Company on account of such exercise), the Option shall be deemed exercised as of the date the Company received such notice. Payment of the full exercise price shall be in the form of cash, check,





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and/or Shares duly assigned to the Company having a Fair Market Value (as determined by the Board in its sole discretion) on the date of exercise equal to the full exercise price, or by any combination of cash, check and/or such duly assigned Shares. Upon the proper exercise of the Option, the Company shall issue in the name of the person exercising the Option, and deliver to such person, a certificate or certificates for the Shares purchased.

                 9.       Compliance with Securities Laws; Legend on Share
                          Certificates.

                          (a)     Neither the Option nor the Shares have been
registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws (the Securities Act and such state laws being hereinafter sometimes referred to as the "Securities Laws"). The Shares shall not be transferrable except pursuant to the provisions of the Securities Laws. The Optionee represents that, if and to the extent the Optionee exercises the Option, the Optionee (i) is acquiring the Shares for the Optionee's own account and not with a view to reselling, splitting, sharing or otherwise participating in a distribution thereof in violation of any Securities Laws, (ii) understands that the effect of such representation is that the Shares must be held indefinitely unless subsequently registered under the Securities Laws or an exemption from such registration is available at the time of any proposed sale or other transfer thereof, (iii) understands that the Company is under no obligation to register the Shares for resale, and (iv) is fully familiar with the circumstances under which the Optionee is required to hold the Shares and the limitations upon transfer or other disposition thereof.

                          (b)     The Optionee agrees that each certificate for
Shares issued upon the exercise of the Option shall be stamped or otherwise imprinted with a legend in





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 substantially the following form:

                          The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the state securities or blue sky laws of any state. Such shares may not be sold or transferred except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that such registration is not required.

                 10.      Miscellaneous

                         (a)     Compliance with Law and Regulations.  The
Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Agreement, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

                         (b)     No Rights as Stockholder.  The Optionee shall
have no rights as a stockholder with respect to any Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Shares.

                         (c)     Section 83(b) Election.  If the Optionee
elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year in which the Option is granted, the Optionee shall furnish to the Company a copy of a completed and signed election form and shall pay (or make arrangements satisfactory to the Company to pay) to the Company, within sixty (60) days after the date of this Agreement, any Federal, state and local taxes required to be withheld with respect to the Option.





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                         (d)     Withholding.  The Company shall, to the
extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any Federal, state and local taxes required by law to be withheld or collected with respect to the Option. In order to satisfy all or any portion of such income tax liability, the Optionee may elect to surrender Shares previously acquired by the Optionee or to have the Company withhold Shares that would otherwise have been issued to the Optionee pursuant to the exercise of the Option, the number of Shares of such withheld or surrendered Shares to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to the Shares purchasable under the Option.

                         (e)     Reservation of Shares; Certain Costs.  The
Company shall keep available sufficient authorized but unissued Shares needed to satisfy the requirements of this Agreement. The Company shall pay any original issue tax that may be due upon the issuance of Shares pursuant to the Option and all other costs incurred by the Company in issuing such Shares.

                         (f)     Choice of Law.  This Agreement shall be
construed in accordance with and be governed by the laws of the State of Delaware.

                         (g)     Counterparts.  This Agreement may be executed
in two counterparts each of which shall constitute one and the same instrument.





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                 IN WITNESS WHEREOF, the parties hereto have executed this
Nonqualified Director Stock Option Agreement as of the day and year first above written.


                                                 APACHE MEDICAL SYSTEMS, INC.




                                                 -------------------------------
                                                 By:
                                                 Title:





                                                 -------------------------------
                                                                    , Optionee






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